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Exhibit 8

List of Subsidiaries of Titan Cable plc

Name	Jurisdiction of Incorporation	Note
Telewest Finance (Jersey) Limited	Incorporated under English Companies Act 1985, England and Wales	in Liquidation

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  Exhibit 8